Exhibit 10.34

                                   AMENDMENT
                                     TO THE
                               AMF BOWLING, INC.
                           1998 STOCK INCENTIVE PLAN

     THIS AMENDMENT to the AMF Bowling, Inc. 1998 Stock Incentive Plan (the "Plan") is made pursuant to the authority under Section 10 of the Plan for the Board of Directors to amend the Plan. The Plan is hereby amended by deleting the first sentence of Section 3(a) of the Plan and replacing it with the following new sentence:

     The total number of shares of Common Stock reserved and available for grant under the Plan shall be four million shares (4,000,000).